Exhibit 99.1

Vision Sensing Acquisition Corp. Announces Successful Application to Nasdaq Stock Exchange for VSAC to Migrate to the Nasdaq Capital Market

New York, NY – Thursday, July 18, 2024 — Vision Sensing Acquisition Corp. (NASDAQ: VSACU, VSAC, VSACW) (the “Company”) a special purpose acquisition company, announced today that it has successfully applied to Nasdaq Stock Exchange to migrate to the Capital Market.

VSAC previously announced, on January 23, 2024, that VSAC had received a staff determination letter, on January 17, 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company of the determination from the Nasdaq Staff (the “Staff”) to delist the Company’s securities from The Nasdaq Stock Market and that VSAC had submitted a request to appeal Staff’s determination to a Hearings Panel. On January 26, 2024, VSAC issued a further press release announcing that, on January 24, 2024, VSAC was notified, by a Nasdaq Hearings Advisor, that the hearing is scheduled to be held on April 4, 2024.

On, February 7, 2024, the Company filed the outstanding 10-Q and regained compliance with Listing Rule 5250(c)(1).

On April 4, 2024, the Company met with the Nasdaq Hearings Panel (“Panel”) and the Company management addressed Staff’s concerns regarding timing issues in the business combination and presented a viable, concrete plan to regain compliance within the Panel’s discretionary period while continuing to pursue a business combination.

On April 17, 2024, the Panel granted the request of VSAC to continue its listing on The Nasdaq Stock Market subject to the condition that on or before July 15, 2024, the Company will transfer its listing from the Nasdaq Global Market to the Nasdaq Capital Market and comply with all the applicable listing requirements of the Nasdaq Capital Market. The Company must provide prompt notification of any significant events that occur during this period that may affect the Company’s compliance with the Nasdaq requirements, and the Nasdaq Hearing Panel reserves the right to reconsider the extension based on any event, condition or circumstance that exists or develops that would, in the opinion of the panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. The Company intends to vigorously pursue its plan to return to compliance with the Nasdaq listing criteria on or prior to July 15, 2024.

On July 9, 2024, VSAC filed an Application to Nasdaq Stock Exchange to migrate VSAC’s listing from the Global Marke to the Capital Market.

On July 12, 2024, VSAC provided Nasdaq with stockholder reports confirming that VSAC has enough public shareholders to meet the Nasdaq Capital Market Total Holders Requirement.

On July 12, 2024. VSAC converted 2,530,000 Series B shares into Series A shares. The conversion of the Series B shares into Series A shares and a migration of the Company to the Nasdaq Capital Market would bring the Company into compliance with the Market Value of Listed Securities Requirement of the Capital Market.

On July 17, 2024, Nasdaq Staff approved VSAC’s application to move to the Capital Market, effective as of July 19, 2024.

About Mediforum

Mediforum Co., Ltd is a leading Korean biotechnology company established in 2015, headquartered in Seoul, Korea and led by a management team that has a deep understanding of the biotech industry and a proven track record of success. Mediforum’s mission is to enhance the quality of life for those facing conditions like Alzheimer’s disease (AD) and neuropathic pain. With a diverse portfolio, including anti-dementia medications and health functional foods, our flagship product, PM012, is currently in Phase 2b trials for Alzheimer’s disease (AD), with plans for subsequent Phase 3 trials in Korea and the U.S. PM012 also explores indications for Parkinson’s disease (PD) and stroke. Addressing the non-narcotic therapies, MF018 is in Phase 2 for Chemotherapy-Induced Peripheral Neuropathy (CIPN), with Phase 3 trials planned. Its versatility extends to Diabetic Peripheral Neuropathy (DPN). As Mediforum anticipate its listing on NASDAQ, Mediforum is poised to become the first Korean biotech on this global platform, solidifying their commitment to technology, innovation, and transformative healthcare solutions. For more information, please visit: http://gmediforum.com/us.

Norwich Capital Limited and American General Business Association & SME Overseas IPO Capital Group are acting as the Lead Advisor and Co-Advisor for Mediforum, Loeb & Loeb LLP is acting as the US Legal Counsel to Mediforum and Next Law LLP is acting as the Korean Legal Counsel to Mediforum.

About Vision Sensing Acquisition Corp.

Vision Sensing Acquisition Corp. (“VSAC”) is a Special Purpose Acquisition Company (“SPAC”) that has been established to focus on the acquisition of a private technology company.

EF Hutton, division of Benchmark Investments, LLC, is serving as Capital Market Advisor to VSAC and ARC Group Limited is serving as Financial Advisor to VSAC.

Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of VSAC, Mediforum, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. VSAC’s and Mediforum’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, VSAC’s and Mediforum’s expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of VSAC or Mediforum and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against VSAC or Mediforum following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of VSAC or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from insurance regulators) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company’s ordinary shares on Nasdaq following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that Mediforum or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in the Form S-4 or Form F-4 filed by VSAC (when available) relating to the business combination, including those under “Risk Factors” therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by VSAC and Mediforum. VSAC and Mediforum caution that the foregoing list of factors is not exclusive. VSAC and Mediforum caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither VSAC or Mediforum undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Additional Information and Where to Find It

In connection with the proposed transaction, the Mediforum Business Combination Agreement calls for VSAC and Mediforum to cause a registration statement on Form F-4 or S-4 to be filed with the SEC, which will include a proxy statement to be distributed to VSAC’s stockholders in connection with VSAC’s solicitation for proxies for the vote by VSAC’s stockholders in connection with the proposed transaction and other matters as described in the registration statement, as well as a prospectus relating to Mediforum’s securities to be issued in connection with the proposed transaction. VSAC’s stockholders and other interested persons are advised to read, once available, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with VSAC’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed transaction, because these documents will contain important information about VSAC, Mediforum, and the proposed transaction. After the registration statement is filed and declared effective, VSAC will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date to be established for voting on the proposed transaction. Stockholders may also obtain a copy of the preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, as well as other documents filed with the SEC regarding the proposed transaction and other documents filed with the SEC, without charge, at the SEC’s website located at www.sec.gov.

Participants in the Solicitation

VSAC, Mediforum, and their respective directors, executive officers, and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitations of proxies from VSAC’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of VSAC’s stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus included in the Registration Statement to be filed with the SEC in connection with the proposed transaction. You can find more information about VSAC’s directors and executive officers in VSAC’s final prospectus related to its initial public offering. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Stockholders, potential investors, and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the potential transaction and does not constitute an offer to sell or the solicitation of an offer to buy any securities of VSAC, Mediforum or the combined company, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.